Exhibit 99.1

Leafly Holdings, Inc. Reports Third Quarter 2023 Financial Results

Delivered Q3 2023 revenue of $10.6 million

Reported Q3 2023 net loss of $2.2 million and adjusted EBITDA1 loss of $0.2 million

SEATTLE--(BUSINESS WIRE)-- November 9, 2023 --Leafly Holdings, Inc. (“Leafly” or “the Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced financial results for its third quarter ended September 30, 2023.

“Our third quarter results reflect our progress toward building a sustainable business in a challenging market," said Yoko Miyashita, CEO of Leafly. “Cannabis markets continue to experience pain points of various types, but the industry continues to evolve. The Leafly platform plays an important role, providing the technology retailers need to drive consumer sales and e-commerce shopping experiences. With a strategic focus on profitability, we are carefully managing expenses which we believe will set us up for growth as the cannabis market matures and recovers."

Third Quarter Financial Results

•
Revenue was $10.6 million, compared to $11.8 million in Q3 2022.
•
Gross margin was 89%, an improvement over Q3 2022 gross margin of 87%.
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Total operating expense was $10.9 million, a 33% reduction from $16.3 million in Q3 2022, reflecting operational rigor and continued focus on cost discipline.
•
Net loss for Q3 2023 was $2.2 million, compared to net income of $15.5 million for Q3 2022, which included a $22.3 million non-cash benefit from change in fair value derivative liabilities.
•
Adjusted EBITDA1, a non-GAAP measure, was a loss of $0.2 million compared to adjusted EBITDA loss of $5.2 million in Q3 2022.
•
Ended the quarter with $14.5 million, excluding restricted cash, essentially flat compared to Q2 2023.

1 The non-GAAP financial measures EBITDA and adjusted EBITDA are presented in this release. See the reconciliations of such non-GAAP financial measures to their most comparable GAAP measures in the table included in this release below.

“We continue to focus on operating with efficiency and managing costs," said Suresh Krishnaswamy, CFO of Leafly. "Our third quarter results are a reflection of the difficult environment our retail and brand customers are facing, driven by lack of access to banking and capital, license delays, and margin compression. We are supporting our customers to provide value aligned with their needs, while also right-sizing their services for maximum impact given their budget constraints."

Key Performance Metrics

	Three Months Ended September 30,
	2023	2022	Change	Change (%)

Ending retail accounts	4,466	5,637	(1,171)	-21%
Retailer ARPA	$644	$556	$88	16%

Third Quarter Business Highlights

•
On September 29, 2023, the Company received formal notice from The Nasdaq Stock Market LLC that it regained compliance with the minimum bid price rule.
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Retailer average revenue per account (“ARPA”) was $644, an increase of $88 from Q3 2022, and also increased over Q2 2023. The increase was largely driven by the roll-out of new rate cards and churn of lower ARPA accounts.
•
The Company completed rolling out new rate cards and price increases in select markets to select clients to better align pricing with the value the Company delivers to its various partners.
•
Leafly introduced a new API for order integration, which provides seamless integration between cannabis point of sale systems and Leafly, leading to less friction for retailers.
•
The Company introduced scheduled delivery to enhance the ordering experience and drive customer retention and loyalty.
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The Company introduced new, consumer life-cycle management to improve the consumer shopping experience and help generate sales for retailers.

Financial Outlook

Today, Leafly is issuing fourth quarter 2023 guidance. Based on current business trends and conditions, the financial outlook is expected to be around $9.5 million in revenue and adjusted EBITDA loss is expected to be around $1.3 million.

Leafly has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to:

depreciation and amortization expense from new assets; impairments of assets; changes in the valuation of any derivatives; the valuation of, and changes in, grants of equity-based compensation; and gains or losses on modification or extinguishment of debt. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Leafly’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Leafly will host a conference call and webcast to discuss the results today, Thursday, November 9, 2023 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from Leafly’s Investor Relations website at https://investor.leafly.com.

The live call may also be accessed via telephone at (833) 470-1428 toll-free domestically. Please reference conference ID: #065993. An archived version of the webcast will be available from the same website after the call.

About Leafly

Leafly helps millions of people discover cannabis each year. Leafly's powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Definitions of Key Performance Metrics

Ending retail accounts

Ending retail accounts is the number of paying retailer accounts with Leafly as of the last month of the respective period. Retail accounts can include more than one retailer.

Retailer average revenue per account

Retailer ARPA is calculated as monthly retail revenue, on an account basis, divided by the number of retail accounts that were active during that same month. An active account is one that had an active paying subscription with Leafly in the month. Leafly does not provide retailers with an ongoing free subscription offering but may offer a free introductory period with certain subscriptions.

Given that each of ending retail accounts and retailer ARPA are operational measures and that the Company’s methodology for calculating these measures does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission (the "SEC"), a quantitative reconciliation for each is not required or provided.

Cautionary Statement Regarding Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, Leafly’s projected future results and financial outlook, and expected savings from cost-cutting measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to, Leafly’s inability to raise sufficient capital to execute its business plan; inability to continue to meet the continued listing requirements applicable to companies listed on the Nasdaq Capital Market; the size, demands and growth potential of the markets for Leafly’s products and services and Leafly’s ability to serve those markets; the impact of worldwide economic conditions, including the resulting effect on consumer spending at local cannabis retailers and the level of advertising spending by such retailers; the degree of market acceptance and adoption of Leafly’s products and services; and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Leafly with the SEC on March 29, 2023, and in Leafly’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, and in the other documents filed by Leafly from time to time with the SEC.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands, except per share amounts)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$14,469	$24,594
Accounts receivable, net of allowance for doubtful accounts of $1,400 and $908, respectively	3,409	3,298
Prepaid expenses and other current assets	2,339	1,792
Restricted cash	—	360
Total current assets	20,217	30,044
Property, equipment, and software, net	2,541	2,285
Restricted cash - long-term portion	249	248
Other assets	55	135
Total assets	$23,062	$32,712

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,609	$1,625
Accrued expenses and other current liabilities	2,990	6,235
Deferred revenue	2,095	1,958
Total current liabilities	6,694	9,818

Non-current liabilities
Non-current portion of convertible promissory notes, net	29,272	28,863
Private warrants derivative liability	113	182
Escrow shares derivative liability	5	52
Stockholder earn-out rights derivative liability	25	204
Total non-current liabilities	29,415	29,301
Total liabilities	36,109	39,119

Commitments and contingencies

Stockholders' deficit
Preferred stock	—	—
Common stock	—	—
Treasury stock	(31,663)	(31,663)
Additional paid-in capital	92,359	89,956
Accumulated deficit	(73,743)	(64,700)
Total stockholders' deficit	(13,047)	(6,407)
Total liabilities and stockholders' deficit	$23,062	$32,712

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$10,583	$11,781	$32,507	$35,251
Cost of revenue	1,163	1,515	3,747	4,411
Gross profit	9,420	10,266	28,760	30,840
Operating expenses
Sales and marketing	2,563	6,403	10,326	21,529
Product development	2,533	3,406	8,133	10,927
General and administrative	5,799	6,489	17,475	20,730
Total operating expenses	10,895	16,298	35,934	53,186
Loss from operations	(1,475)	(6,032)	(7,174)	(22,346)
Interest expense, net	(720)	(705)	(2,157)	(2,119)
Change in fair value of derivatives	14	22,264	295	36,264
Other income (expense), net	(29)	(73)	(7)	(962)
Net (loss) income	$(2,210)	$15,454	$(9,043)	$10,837

Net (loss) income per share:
Basic	$(1.10)	$8.69	$(4.58)	$6.15
Diluted	$(1.10)	$5.64	$(4.58)	$5.45

Weighted average shares outstanding:
Basic	2,011	1,779	1,974	1,763
Diluted	2,011	2,149	1,974	1,924

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net (loss) income	$(9,043)	$10,837
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	697	276
Stock-based compensation expense	2,235	3,159
Bad debt expense	2,350	1,023
Loss on disposition of assets	63	—
Noncash amortization of debt discount	409	369
Noncash interest expense associated with convertible debt	—	243
Noncash change in fair value of derivatives	(295)	(36,264)
Other	(1)	15
Changes in operating assets and liabilities:
Accounts receivable	(2,461)	(675)
Prepaid expenses and other current assets	(467)	(2,222)
Accounts payable	(16)	173
Accrued expenses and other current liabilities	(3,246)	(2,141)
Deferred revenue	137	77
Net cash used in operating activities	(9,638)	(25,130)

Cash flows from investing activities
Additions of property, equipment, and software	(1,042)	(2,194)
Proceeds from sale of property and equipment	27	—
Net cash used in investing activities	(1,015)	(2,194)

Cash flows from financing activities
Proceeds from exercise of stock options	—	158
Proceeds from convertible promissory notes	—	29,374
Proceeds from business combination placed in escrow and restricted	—	39,032
Trust proceeds received from recapitalization at closing	—	582
Issuance of common stock under ESPP	168	—
Repurchase of common stock and settlement of forward purchase agreements	—	(31,303)
Transaction costs associated with recapitalization	—	(10,761)
Advances (repayments) of related party payables	1	(17)
Net cash provided by financing activities	169	27,065

Net decrease in cash, cash equivalents, and restricted cash	(10,484)	(259)
Cash, cash equivalents, and restricted cash, beginning of period	25,202	28,695
Cash, cash equivalents, and restricted cash, end of period	$14,718	$28,436

LEAFLY HOLDINGS, INC

NON-GAAP FINANCIAL MEASURES - UNAUDITED

(in thousands)

Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net (loss) income (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
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EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
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EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net (loss) income and our other GAAP results.

A reconciliation of net (loss) income to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(2,210)	$15,454	$(9,043)	$10,837
Interest expense, net	720	705	2,157	2,119
Depreciation and amortization expense	276	127	697	276
EBITDA	(1,214)	16,286	(6,189)	13,232
Stock-based compensation	997	771	2,235	3,159
Transaction expenses allocated to derivatives	55	—	55	874
Severance	—	—	754	—
Change in fair value of derivatives	(14)	(22,264)	(295)	(36,264)
Adjusted EBITDA	$(176)	$(5,207)	$(3,440)	$(18,999)

Contacts

Media

Josh deBerge

josh.deberge@leafly.com

206-445-9387

Investors

Stacie Clements

IR@leafly.com

Source: Leafly Holdings, Inc.